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                                                                    Exhibit 21.1


I. SUBSIDIARIES OF FAIR ISAAC CORPORATION

   Name of company and name                               Jurisdiction of incorporation
   under which it does business                                  or organization
   ============================                           ======================
Data Research Technologies, Inc.(1)                                 Minnesota

HNC Software LLC(1)                                                 Delaware

Diversified Healthcare Services, Inc.(1)                            California

   Innovent Technology, Inc.(2)                                     Nevada

myFICO Consumer Services Inc.(1)                                    Delaware

Fair Isaac Credit Services, Inc.(1)                                 Delaware

Fair Isaac Network, Inc.(1)                                         Delaware

Fair Isaac Consulting, Inc.(1)                                      Delaware

Fair, Isaac International Corporation(1)                            California

SUBSIDIARIES OF FAIR, ISAAC INTERNATIONAL CORPORATION

Fair Isaac SA Limited(3)                                            UK

Fair, Isaac International France Corporation(3)                     California

Fair, Isaac International Germany Corporation(3)                    California

Fair, Isaac International Canada Corporation(3)                     California

Fair Isaac Asia Pacific Corp.(3)                                    Delaware

Fair, Isaac Singapore Pte. Ltd.(3)                                  Singapore

Fair, Isaac International Mexico Corporation(3)                     California

Fair, Isaac UK Limited(3)                                           UK

Fair, Isaac International Spain Corporation(3)                      California

Fair Isaac India Software Private Limited(3)*                       India

Fair, Isaac Brazil, LLC(3)                                          Delaware

   Fair, Isaac do Brasil Ltda.(4)                                   Brazil

Fair, Isaac International UK Corporation(3)                         California

   Fair Isaac UK Holdings, Inc.(5)                                  Delaware

      Fair Isaac UK Group Limited(6)                                UK

         London Bridge Software Holdings Limited(7)                 UK

            London Bridge Group North America, Inc.(8)              Delaware

               Fair Isaac Software, Inc.(9)                         Delaware

            Fair Isaac International Limited(8)                     UK

            Fair Isaac Services Limited(8)                          UK

            London Bridge Software (SA) Limited (8)                 UK

            Hatton Blue Limited(8)                                  UK

            London Bridge Systems Limited(8)                        UK

            London Bridge Consulting Limited(8)                     UK

            London Bridge Software (ASPAC) Pte. Ltd.(8)             Singapore

            London Bridge Phoenix Software NZ Ltd.(8)               NZ

II. OTHER INTERESTS OF FAIR ISAAC CORPORATION

   Fair Isaac Corporation has a minority equity interest in several start-up ventures. Further information may be provided upon request.

   London Bridge Software Holdings Limited (or subsidiaries) holds minority equity interests in several ventures. Further information may be provided upon request.




Footnotes:

(1)   100% owned by Fair Isaac Corporation
(2)   100% owned by Diversified Healthcare Services, Inc.
(3)   100% owned by Fair, Isaac International Corporation
(3)*  99.45% owned by FICC; 00.55% held by two minority Indian shareholders
(4) 99% owned by Fair, Isaac International Corporation and 1% owned by Fair, Isaac Brazil, LLC
(5)   100% owned by Fair Isaac International UK Corporation
(6)   100% owned by Fair Isaac UK Holdings, Inc.
(7)   100% owned by Fair Isaac UK Group Limited
(8)   100% owned by London Bridge Software Holdings Limited
(9)   100% owned by London Bridge Group North America, Inc.